Exhibit 5.1

[LETTERHEAD OF DAVIS POLK & WARDWELL]

December 5, 2005

Aetna Inc.
151 Farmington Avenue
Hartford, Connecticut 06156

Ladies and Gentlemen:

     We have acted as counsel for Aetna Inc., a Pennsylvania company (the “Company”), in connection with the Registration Statement (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale from time to time of (a) the Company’s senior debt securities and subordinated debt securities ( the “Debt Securities”), which may be issued pursuant to a senior debt indenture dated as of March 2, 2001 between the Company and U.S. Bank National Association (successor in interest to State Street Bank and Trust Company), as trustee (the “Trustee”) (as amended or supplemented, the “Senior Debt Indenture”), or a subordinated debt indenture to be entered into between the Company and the Trustee (as amended or supplemented, the “Subordinated Debt Indenture”) (collectively, the “Indentures”); (b) shares of common stock, par value $.01 per share, of the Company (the “Common Stock”); (c) shares of preferred stock of the Company (the “Preferred Stock”); (d) warrants of the Company to purchase Debt Securities or Common Stock (the “Warrants”), which may be issued pursuant to a warrant agreement between the Company and the warrant agent (the “Warrant Agreement”); (e) purchase contracts of the Company for the purchase or sale of specified securities (the “Purchase Contracts”); and (f) Debt Securities, Common Stock, Preferred Stock, Purchase Contracts and Warrants or any combination thereof that may be offered in the form of units (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

     We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of

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public officials and other instruments as we have deemed necessary or advisable for the purposes of rendering this opinion.

     On the basis of the foregoing, we advise you that, in our opinion,:

     1. When the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company (or with respect to the Senior Debt Indenture, assuming the Senior Debt Indenture has been duly authorized, executed and delivered); the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the applicable Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     2. When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants and the warrant certificate have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     3. When the Purchase Contracts have been duly authorized, the applicable purchase contract agreement and any related pledge agreement have been duly executed and delivered; the specific terms of the Purchase Contracts, the applicable purchase contract agreement and any related pledge agreement have been duly authorized and established; and such Purchase Contracts have been duly executed, issued and delivered in accordance with the applicable purchase contract agreement and any related pledge agreement, such Purchase Contracts

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will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     4. When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units and the unit certificate have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

     In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded and (ii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that

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we are in the category of persons whose consent is required under Section 7 of the Securities Act.

     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ Davis Polk & Wardwell